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             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                        Statement to Certificateholders
                               February 15, 2002
--------------------------------------------------------------------------------


                                                       DISTRIBUTION IN DOLLARS

           ORIGINAL        BEGINNING                                                                                    ENDING
            FACE           PRINCIPAL                                                        REALIZED    DEFERRED       PRINCIPAL
CLASS       VALUE           BALANCE        PRINCIPAL      INTEREST         TOTAL             LOSSES     INTEREST        BALANCE

A1      357,735,172.00   24,890,753.79   3,301,716.34     44,153.43    3,345,869.77            0.00       0.00       21,589,037.45
A2       40,000,000.00    2,783,148.62     369,179.95      4,577.51      373,757.46            0.00       0.00        2,413,968.67
R                 0.00            0.00           0.00    109,393.49      109,393.49            0.00       0.00                0.00

TOTALS  397,735,172.00   27,673,902.41   3,670,896.29    158,124.43    3,829,020.72            0.00       0.00       24,003,006.12

SI        8,117,044.50   74,884,403.77           0.00    401,101.45      401,101.45          348.20       0.00       76,806,614.25

              FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                PASS-THROUGH RATES
                                                                                                                         CURRENT
            BEGINNING                                                           ENDING                                  PASS-THRU
CLASS       PRINCIPAL        PRINCIPAL        INTEREST         TOTAL           PRINCIPAL                   CLASS          RATE

A1           69.57871559     9.22949880      0.12342491      9.35292370       60.34921679                    A1         2.060000 %
A2           69.57871550     9.22949875      0.11443775      9.34393650       60.34921675                    A2         1.910000 %
TOTALS       69.57871558     9.22949879      0.39756210      9.62706089       60.34921679

SI        9,225.57511789     0.00000000     49.41471616     49.41471616    9,462.38674064                    SI         0.000000 %




   IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT
                         THE ADMINISTRATOR LISTED BELOW:
                                 Mark M. Volosov
                JPMorgan Chase Bank - Structured Finance Services
                             450 West 33rd, 14th Fl
                            New York, New York 10001
                    Tel: (212) 946-7172 / Fax: (212) 946-8302
                          Email: mark.volosov@chase.com


[J.P. MORGAN LOGO]
                   Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.

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             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                February 15, 2002
--------------------------------------------------------------------------------


Sec. 4.01(i)        Principal Collections recieved during the Collection Period                                         3,745,660.41

                    Interest Collections recieved during the Collection Period                                            604,160.33

                    Additional Draw Amount                                                                                 74,913.21


Sec. 4.01(iii)      Floating Allocation Percentage                                                                       28.460990 %

                    Fixed Allocation Percentage                                                                          98.000000 %


Sec. 4.01(iv)       Investor Certificate Interest Collections                                                             159,573.70

Sec. 4.01(v)        Investor Certificate Principal Collections                                                          3,670,747.20


Sec. 4.01(vi)       Seller Interest Collections                                                                           401,101.45

                    Seller Principal Collections                                                                           74,913.21


Sec. 4.01(xi)       Accelerated Principal Distribution Amount                                                                  10.57

                    Accelerated Principal Distribution Amount Actually Distributed                                             10.57


Sec. 4.01(xiii)     Amount Required to be Paid by Seller                                                                        0.00

                    Amount Required to be Paid by Servicer                                                                      0.00


Sec. 4.01(xiv)      Servicing Fee                                                                                          43,485.18

                    Accrued and Unpaid Servicing Fees                                                                           0.00


Sec. 4.01(xv)       Liquidation Loss Amounts (Net of Charge Off Amounts)                                                      485.73

                    Charge Off Amounts                                                                                          1.00

                    Charge Off Amounts allocable to Investor Certificateholders                                                 0.00

                    Cumulative Loss Amounts                                                                             1,095,842.92


Sec. 4.01(xvi)      Pool Balance as of end of preceding Collection Period                                             104,364,440.19

                    Pool Balance as of end of second preceding Collection Period                                      107,058,468.15


Sec. 4.01(xvii)     Invested Amount                                                                                    26,032,256.55


Sec. 4.01(xxi)      Has a Rapid Amortization Event Ocurred?                                                                      YES


Sec. 4.01(xxii)     Has an Event of Default Ocurred?                                                                              NO


Sec. 4.01(xxiii)    Amount Distributed to Credit Enhancer per 5.01(a)(1)                                                    1,300.17

                    Amount Distributed to Credit Enhancer per 5.01(a)(6)                                                        0.00

                    Unreimbursed Amounts Due to Credit Enhancer                                                                 0.00


Sec. 4.01(xxiv)     Guaranteed Principal Distribution Amount                                                                    0.00


Sec. 4.01(xxv)      Credit Enhancement Draw Amount                                                                              0.00


Sec. 4.01(xxvi)     Amount Distributed to Seller per 5.01(a)(10)                                                          109,393.49


Sec. 4.01(xxvii)    Maximum Rate                                                                                            5.4085 %

                    Weighted Average Net Loan Rate                                                                          5.4085 %




[J.P. MORGAN LOGO]
                   Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.

--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                February 15, 2002
--------------------------------------------------------------------------------


Sec. 4.01(xxviii)   Minimum Seller Interest                                                                             2,052,315.30



Sec. 4.01(xxix)     Required Servicer Advance                                                                                   0.00

                    Unreimbursed Required Servicer Advance                                                                      0.00

                    Required Servicer Advance Reimbursement                                                                     0.00



Sec. 4.01(xxx)      Spread Account Requirement                                                                                  0.00

                    Amount on deposit in the Spread Account (after the Spread Withdrawal)                                       0.00

                    Spread Account Deposit                                                                                      0.00

                    Spread Account Withdrawal (including Spread Account Deposits)                                               0.00


                                  Delinquencies

                                     Group 1

        Period           Number         Principal Balance       Percentage

        0-30 days           0                     0.00              0.00 %
        31-60 days         25               836,470.50              0.81 %
        61-90 days          7               256,815.79              0.25 %
        91-120 days         3               191,266.82              0.19 %
        121+ days           6               112,125.86              0.11 %
        Total              41             1,396,678.97              1.36 %



                              Loans in Foreclosure

                                    Group 1

               Number         Principal Balance        Percentage
                    0                   0.00                0.00 %





                                  Loans in REO

                                    Group 1

               Number         Principal Balance        Percentage
                    0                   0.00                0.00 %








[J.P. MORGAN LOGO]
                   Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.